                                                           Exhibit 4(b)

The securities represented by this certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933 or any applicable state statutes. Such securities may not be transferred, sold, pledged, hypothecated or otherwise disposed of without either an effective registration statement relating to such disposition or an opinion of counsel satisfactory to DiversiFax, Inc. that the securities may be so disposed of without being registered.

The securities represented by this certificate, if held by a Pennsylvania resident, may not be sold, transferred, pledged or hypothecated for a period of twelve months from the date hereof, except in accordance with Section
204.011 of the regulations promulgated under the Pennsylvania Securities Act of 1972.

                               WARRANT CERTIFICATE


                            Dated ____________, 1997


                    VOID AFTER 5:00 P.M., New York Local Time


                                    _______, 2000


                                DIVERSIFAX, INC.


Warrants to purchase __________ shares of Common Stock, par value $.001 per share.

    DIVERSIFAX, INC., a Delaware corporation, with offices at 39 Stringham Avenue, Valley Stream, New York 11580 (the "Company"), hereby certifies that ________________, individuals with an address at __________________ (jointly, the "Warrant Holder"), for value received and subject to the provisions hereinafter set forth is entitled to purchase from the Company ______ shares of Common Stock, par value $.001 per share, of the Company (the "Common Stock") at a price of ______ ($____) per share, subject to adjustment as set forth herein, exercisable commencing on the date hereof until 5:00 P.M., New York time, on _________, 2000.

    1. Exercise. The Warrants represented by this Warrant Certificate may be exercised only by the Warrant Holder on the terms and conditions set forth in this Warrant Certificate, in whole or in part, upon the surrender of this Warrant Certificate, with the subscription form attached hereto duly executed, to the Company and upon payment to the Company of the price hereinabove set forth for the shares so purchased. If the Warrants represented hereby shall be exercised in part only, the Company shall, upon surrender of this Warrant Certificate for cancellation, deliver a new Warrant Certificate evidencing the rights of the Warrant Holder to purchase the balance of the shares of Common Stock to which the Warrant Holder is entitled. The Company shall not be required to issue any fraction of a share upon the exercise of the Warrants represented hereby.

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If any fractional interest in a share shall be deliverable upon the exercise of the Warrants represented hereby or any portion thereof, the Company shall make an adjustment therefor in cash equal to such fraction multiplied by the fair market value of shares of Common Stock as determined by the Company's Board of Directors.

    2. Title. This Warrant Certificate is issued subject to the condition that it may not be sold, transferred or hypothecated and that title to this Warrant Certificate and all rights hereunder are not transferable.

    3.    Covenants.   The above provisions are subject to the following:

         (a) Any certificate(s) for shares of Common Stock issued upon the exercise of the Warrants represented hereby shall bear the following legend:

         "The securities represented by this certificate have been acquired for investment and have not been registered pursuant to the Securities Act of 1933 or any applicable state statutes. Such shares may not be sold, transferred, pledged, hypothecated or otherwise disposed of without either an effective registration statement relating to such disposition or an opinion of counsel satisfactory to DiversiFax, Inc. that the securities may be so disposed of without being registered."


         (b) The Company covenants and agrees that all shares which may be issued upon the exercise of the rights represented by this Warrant Certificate shall, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof; without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take any such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to this Warrant Certificate. The Company further covenants and agrees that during the period within which the rights represented by this Warrant Certificate may be exercised, the Company shall at all times have authorized, and reserved for the purpose of issue upon exercise of the subscription rights evidenced by this Warrant Certificate, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant Certificate.

         (c) In the event that the Company shall, at any time prior to the expiration date of the Warrants represented hereby and prior to the exercise thereof: (i) declare or pay to the holders of the Common Stock a dividend payable in any kind of shares of stock of the Company; or (ii) change or divide or otherwise reclassify its Common Stock into the same or a different number of shares with or without par value, or into shares of any class or classes; or (iii) consolidate or merge with, or transfer its property as an entirety or substantially as an entirety to, any other corporation; or (iv) make any distribution of its assets to holders of its Common Stock as a liquidation or partial liquidation dividend or by way of return of capital; then, upon the subsequent exercise of the Warrants represented hereby, the Warrant Holder shall receive for the exercise price, in addition to or in substitution for the shares of Common Stock to which he would otherwise be entitled upon such exercise, such additional (or lesser) shares of stock or scrip of the Company, or such reclassified shares of stock of the Company, or such shares of the securities or property of the Company resulting from

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

such consolidation or merger or transfer, or such assets of the Company, which he would have been entitled to receive had he exercised the Warrants represented hereby prior to the happening of any of the foregoing events. Nothing contained herein shall require the Company to segregate or otherwise set aside any particular asset for possible distribution to the Warrant Holder upon exercise of the Warrant Holder's rights under the Warrants represented hereby subsequent to a liquidation, partial or otherwise.

    4. Securities Laws. In connection with the issuance to the Warrant Holder of this Warrant, the Warrant Holder agrees to execute an investment letter in such form as reasonably requested by the Company and its counsel and as may be required to comply with federal and applicable state securities laws. Upon any issuance of shares of Common Stock upon exercise of this Warrant, it shall be the Company's responsibility to comply with the requirements of: (1) the Securities Act of 1933, as amended; (2) the Securities Exchange Act of 1934, as amended; (3) any applicable listing requirements of any national securities exchange; (4) any state securities regulation or "Blue Sky" laws; and (5) requirements under any other law or regulation applicable to the issuance or transfer of such shares. If required by the Company, in connection with each issuance of shares of Common Stock upon exercise of this Warrant, the Warrant Holder will give: (i) assurances in writing, satisfactory to the Company, that such shares are not being purchased with a view to the distribution thereof in violation of applicable laws, (ii) sufficient information, in writing, to enable the Company to rely on exemptions from the registration or qualification requirements of applicable laws, if available, with respect to such exercise, and (iii) its cooperation to the Company in connection with such compliance.

    5. Subscription. This Warrant Certificate does not confer upon the Warrant Holder any rights whatsoever as a stockholder of the Company. Upon the exercise of the Warrants represented hereby the subscription form annexed hereto must be duly executed.

    6. Survival. The various rights and obligations of the Warrant Holder and the Company, as set forth in Sections 3 and 4 hereof, shall survive the exercise of the Warrants represented hereby and the surrender of this Warrant Certificate, and upon the surrender of this Warrant Certificate and the exercise of all the Warrants represented hereby, the Company shall, if requested, deliver to the Warrant Holder its written acknowledgement of its continuing obligations under said Section.

    7. Notice. All notices required by this Warrant Certificate to be given to or made by the Company shall be given or made by Certified Mail Return Receipt Requested addressed to the Warrant Holder or the Company at his or its respective address as set forth above.

    8. Loss or Destruction. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant Certificate and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of this Warrant Certificate, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant Certificate of like tenor.

    9.   Pronouns; Singular/Plural.  For purposes of this Warrant
Certificate, pronouns shall be deemed to refer to whatever gender and number the identity of the person or entities involved may require, and words in the singular shall be construed as though in the plural, or the plural as though in the singular, whenever the context so admits.

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

                                            DIVERSIFAX, INC.


                                            By:___________________________
                                            Dr. Irwin A. Horowitz
                                            President

Attest:


____________________________


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

                                  SUBSCRIPTION



To: Diversifax, Inc.
    30 Stringham Road
    Valley Stream, New York 11580





         The undersigned hereby exercises, according to the terms and conditions thereof, __________________ of the Warrants evidenced by the within Warrant Certificate, and herewith makes payment in full of the purchase price for the number of shares of common stock, par value $.001 per share, of Diversifax, Inc., for which the undersigned has exercised these
Warrants.   Kindly issue all shares of such common stock to the undersigned and deliver them to the undersigned at the address stated below.

                                            ___________________________
                                            Name


                                            ___________________________
                                            Address


                                            ___________________________


                                            ___________________________
                                            Signature


Dated:
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